Exhibit 5.1

May 28, 2021	98082.00001

Aterian, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

Re:	Aterian, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aterian, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement (the “Selling Stockholders”), of up to 12,785,537 shares of the Company’s common stock, par value $0.0001 per share, which consists of: (i) 7,422,307 shares of common stock previously issued to certain of the Selling Stockholders (the “Issued Shares”), and (ii) 5,363,230 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock (the “Warrant Shares” and, together with the Issued Shares, the “Shares”) issued by the Company to certain of the Selling Stockholders (the “Warrants”). The Shares are being registered pursuant to (i) an asset purchase agreement by and among the Company, Truweo, LLC (“Truweo”), 9830 Macarthur LLC, Reliance Equities Group, LLC, ZN Direct LLC and Jelena Puzovic, dated as of December 1, 2020 (the “December Asset Purchase Agreement”), (ii) an asset purchase agreement by and among the Company, Truweo, Healing Solutions, LLC, Jason R. Hope and, for the purposes of Section 5.11 and Article VII, Super Transcontinental Holdings LLC, dated as of February 2, 2021 (the “February Asset Purchase Agreement”), (iii) a letter agreement by and between the Company and High Trail Investments SA LLC (“High Trail SA”), dated as of February 8, 2021, as amended by a letter agreement by and among the Company, High Trail SA and High Trail Investments ON LLC (“High Trail ON”), dated as of April 8, 2021 (as amended, the “Letter Agreement”), (iv) a securities purchase and exchange agreement by and among the Company, High Trail SA and High Trail ON, dated as of April 8, 2021 (the “Securities Purchase Agreement”), and (v) a stock purchase agreement by and among the Company, Truweo, Photo Paper Direct Ltd, Josef Eitan and Ran Nir, dated as of May 5, 2021 (the “Stock Purchase Agreement”).

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Registration Statement;

(ii)	the December Asset Purchase Agreement;

(iii)	the February Securities Purchase Agreement;

Aterian, Inc.

May 28, 2021

(iv)	the February Asset Purchase Agreement;

(v)	the Letter Agreement;

(vi)	the Securities Purchase Agreement;

(vii)	the Stock Purchase Agreement;

(viii)	the form of warrant issued to High Trail ON on February 2, 2021;

(ix)	the form of warrant (penny warrant) issued to High Trail SA on February 8, 2021;

(x)	the form of warrant issued to High Trail SA on February 8, 2021;

(xi)	the form of warrant issued to High Trail SA and High Trail ON on April 8, 2021;

(xii)	the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, as certified by the Office of the Secretary of State of the State of Delaware on May 28, 2021;

(xiii)	the Second Amended and Restated Bylaws of the Company as presently in effect, as certified by an officer of the Company as of May 28, 2021; and

(xiv)

a certificate, dated as of May 28, 2021, from the Office of the Secretary of State of the State of Delaware as to the existence and good standing of the Company in the State of Delaware (the “Good Standing Certificate”).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this

Aterian, Inc.

May 28, 2021

opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that: (i) the Issued Shares are validly issued, fully paid and nonassessable; and (ii) the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the registration of the Shares for resale by the Selling Stockholders under the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP